Exhibit 99.1

N E W S   R E L E A S E

For Immediate Release

Contact:                HemaCare Corporation
                                Robert S. Chilton, Executive Vice President and Chief Financial Officer
                                877-310-0717
                                www.hemacare.com

RELEASE DATE:  November 10, 2005

HEMACARE REPORTS RECORD REVENUES AND EIGHTH CONSECUTIVE
PROFITABLE QUARTER

LOS ANGELES—HemaCare Corporation (OTC Bulletin Board: HEMA.OB) today announced third quarter 2005 results of operations with the highest level of quarterly revenue in the Company’s history.  Revenue for the quarter was $7,768,000, which represents a $1,450,000, or 23%, increase from $6,318,000 reported for the same period of 2004.  The Company also reported net income of $295,000, or $0.04 per share basic and $0.03 per share diluted, marking the eighth consecutive profitable quarter.  Net income decreased $180,000, or 38%, from $475,000 reported for the third quarter of 2004, or $0.06 per share basic and diluted; however, in the third quarter of 2004 the Company recorded a one-time non-operating gain as a result of a $167,000 refund of sales taxes paid in prior periods.  Income from operations, which excludes this one-time gain, was $297,000 in the third quarter of 2005, compared with $308,000 reported for the same quarter of 2004, representing a $11,000, or 3.6%, decrease.  Revenue for the first nine months of 2005 increased $2,397,000, or 12%, to $22,372,000 from $19,975,000 reported for the same period of 2004.  For the first nine months of 2005, the Company generated net income of $1,011,000, or $0.12 per share basic and $0.11 per share diluted, representing an $198,000, or 16.4%, decrease in earnings over the net income of $1,209,000 reported for the same period of 2004, due mainly to the one-time non-operating gain as a result of the receipt of the refund of sales taxes described above.  Income from operations, which excludes the one-time sales tax refund, was $1,018,000 for the first nine months of 2005, compared with $1,042,000 reported for the same period of 2004, representing a decrease of $24,000, or 2.3%.

The increase in overall revenue during the third quarter of 2005 was the result of a $1,557,000, or 35%, increase in blood product revenue to $6,001,000, from $4,444,000 reported during the third quarter of 2004.  Blood product revenue growth was the result of a $825,000, or 19%, increase in sales of products collected at the Company’s fixed site and mobile collection operations, and a $732,000, or 575%, increase in sales of products obtained from other suppliers.  For the third quarter of 2005, 85.7% of the Company’s blood products revenue was generated by fixed site and mobile operations, whereas 14.3% was from products obtained from other suppliers, compared to 97.2% and 2.8%, respectively, for the same period of 2004.  The increase in blood product revenue was offset by a $107,000, or 5.7%, decrease in blood services revenue reported for the third quarter of 2005 totaling $1,767,000, compared with $1,874,000 reported for the same quarter of 2004.  This decrease was due to a 5.7% decrease in the number of therapeutic apheresis procedures performed during the quarter compared with the same quarter in 2004.  This decrease is mainly due to increased competition from other service providers, and a major customer in Maine requesting the termination of the Company’s in-patient therapeutic apheresis services.

The Company produced a gross profit of $1,446,000 in the third quarter of 2005 compared with $1,370,000 for the same period in 2004, representing a $76,000, or 5.5%, improvement.  This improvement is attributable to a $309,000, or 41.9%, increase in blood products gross profit compared with the third quarter of 2004.  The blood product gross profit percentage improved to 17.4% in the third quarter of 2005, compared with 16.6% for the same quarter of 2004 as a result of increases in selected product prices, and increased operational efficiencies realized from higher sales volumes.  This was offset by a $233,000, or 36.9%, decrease in blood services gross profit reported in the quarter compared with the same period of 2004.  The gross profit percentage for blood services decreased to 22.6% in the third quarter of 2005, compared to 33.7% during the same period of 2004.  The decrease in gross profit for blood services is partially attributable to a decrease in blood services revenues and higher compensation due to increased competition for trained apheresis nurses.  In addition, in an attempt to attract and retain customers, the Company increased the number of staff and related expenses associated with the management and marketing of this business segment in the third quarter of 2005 compared to the same period of 2004.

“We are very pleased to report record revenue during the third quarter of 2005, which was driven by a substantial increase in activity at our core sites,” commented Judi Irving, President and Chief Executive Officer.  “Our blood product operations in California and on the East Coast have grown steadily and the gross profits from these centers continue to improve.”  Ms. Irving further commented, “We are also pleased with the progress we have made in our blood services business segment.  Although revenue and gross profit for this segment are down from the levels reported during the third quarter of 2004, revenue and gross profit are improving from levels reported earlier in 2005.  We are experiencing steadily increasing procedure volumes compared to early in 2005 as the result of our marketing programs highlighting HemaCare’s proven capability and expertise.”  Ms. Irving concluded, “The Company continues to move in a positive direction.  After eight consecutive profitable quarters since the restructuring in late 2003, the Company’s financial position is strong and continues to improve.  With the resources generated by our ongoing profitable operations we are reducing our outstanding debt, and investing in our infrastructure to enhance our capability to provide products and services to our customers.”

HemaCare will be holding an interactive investor conference call on Thursday, November 10, 2005 at 1:00 PM (Eastern Standard Time).  Judi Irving, President and CEO, and Robert Chilton, Executive Vice President and CFO, will review the third quarter 2005 financial results. To participate in the call, please call 800-309-8563 and ask to join HemaCare's third quarter earnings conference call.  A recording will be available two hours following the call through midnight, November 18, 2005 that can be replayed by calling 800-642-1687, ID number 1860706.  A webcast of the conference call will also be available via the Company’s website (www.hemacare.com) after November 18, 2005.

ABOUT HEMACARE CORPORATION

                Founded in 1978, HemaCare is a provider of blood products and services to the healthcare industry in the U. S.  HemaCare is licensed by the Food and Drug Administration and accredited by the American Association of Blood Banks.  The Company focuses on providing cost effective, high quality solutions to organizations with a need for blood-related products and services.

This press release contains “forward-looking statements” under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Statements herein that are not historical facts are forward-looking statements pursuant to the safe harbor provisions referenced above.  You may also identify forward-looking statements by use of the words “anticipates,” “expects,” “intends,” “plans” and variations and similar expressions.  Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified.  Such risks and uncertainties include, without limitation the Company’s need to successfully complete its operating plan to improve profit; the potential loss of the Company’s lines of credit; the potential inability of the Company to meet future capital needs; increasing costs that the Company may not be able to pass on to customers because the market price for blood does not necessarily reflect the costs of collecting and processing it; declining blood donations; the Company’s dependence on reimbursement rates of third party providers; its increasing reliance on outside laboratories; limited access to insurance; the competitive advantage enjoyed by not-for-profit companies in the Company’s industry; potential changes in the healthcare industry; future technology for blood collection and blood replacement; the need to obtain services of qualified medical professionals; the impact of heavy regulation in the Company’s industry; potential liability for undetected blood pathogens and other product safety and liability concerns; environmental risks associated with biohazardous substances; the threat of business interruption due to terrorism and the security measures taken in response to terrorism; the provisions of the Company’s charter documents that might delay or prevent an acquisition or sale of the Company; lack of liquidity and market risk associated with OTC Bulletin Board stocks; volatility in our stock price; potential dilution that could result from future sales of the Company’s common stock; and the other risks and uncertainties discussed from time to time in the documents HemaCare files with the Securities and Exchange Commission.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlined in the forward-looking statements contained herein.  The Company undertakes no obligation to update any of these forward-looking statements to reflect actual results or events or circumstances after the date hereof.

(Financial Table Follows)
HemaCare Corporation
Condensed Consolidated Data
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2005	2004	2005	2004
Statements of Income
Revenues	$7,768,000	$6,318,000	$22,372,000	$19,975,000
Gross Profit	$1,446,000	$1,370,000	$4,677,000	$4,304,000
General and administrative expenses	$1,149,000	$1,062,000	$3,659,000	$3,262,000
Other Income	$—	$167,000	$—	$167,000
Income before income taxes	$297,000	$475,000	$1,018,000	$1,209,000
Provision for income taxes	$2,000	$—	$7,000	$—
Net income	$295,000	$475,000	$1,011,000	$1,209,000
Basic earnings per share	$0.04	$0.06	$0.12	$0.16
Diluted earnings per share	$0.03	$0.06	$0.11	$0.15
Weighted average shares outstanding—basic	8,167,000	7,796,000	8,116,000	7,769,000
Weighted average shares outstanding—diluted	8,909,000	8,255,000	8,841,000	8,077,000

	September 30, 2005	December 31, 2004
Balance Sheets
Assets
Cash and cash equivalents	$1,910,000	$2,082,000
Other current assets	5,087,000	4,455,000
Non-current assets	2,669,000	2,807,000
Total assets	$9,666,000	$9,344,000
Liabilities and Shareholders' Equity
Current liabilities	$3,308,000	$3,469,000
Long-term liabilities	27,000	708,000
Shareholders' equity	6,331,000	5,167,000
Total liabilities and shareholders' equity	$9,666,000	$9,344,000